Exhibit 99.1

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4 (File No. 333-176433) of AMAG Pharmaceuticals, Inc. (“AMAG”), and all amendments thereto (the “Registration Statement”) and any related prospectus filed pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended, or related proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (including any amendments or supplements thereto), including by virtue of the filing of a Current Report on Form 8-K by AMAG with this consent as an exhibit (the “Form 8-K”), as a person who is to become a director of AMAG upon completion of the Merger (as such term is defined in the Registration Statement), and to the filing of this consent as an exhibit to the Registration Statement.

Date: September 29, 2011

By:	/s/ Stephen J. Hoffman, Ph.D., M.D.
Stephen J. Hoffman, Ph.D., M.D.